UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2016

COGENTIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 426-6140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 23, 2016, Cogentix Medical, Inc. (the “Company”) and all of the then-current members of the Board of Directors of the Company (the “Board”), including Mr. Lewis Pell who had been independently soliciting proxies to support his proposals for the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”), entered into an agreement (the “Settlement Agreement”) to settle the pending proxy contest between the Company and Mr. Pell and related litigation in connection with the Annual Meeting (the “Settlement”). Under the terms of the Settlement Agreement, Mr. Darin Hammers, the then-current Chief Operating Officer of the Company, was appointed to serve as the interim Chief Executive Officer and President for a maximum of 90 days, after which time, on the condition of his adequate performance in the sole judgment of a majority of the Board, the Company would appoint him as Chief Executive Officer and President of the Company and a director on the Board to fill the vacancy created by the resignation of the former Chief Executive Officer.

Effective July 11, 2016, Mr. Hammers was appointed as the Chief Executive Officer of the Company and also as a director to serve as a member of Class III of the Board, resulting in the Board being comprised of three independent directors and three non-independent directors.  On July 21, 2016, the Company received a letter from Nasdaq (the “Letter”) notifying the Company that it no longer complies with Nasdaq’s independent director requirements as set forth in Nasdaq Listing Rule 5605. Nasdaq Listing Rule 5605 requires, among other things, that a majority of the board of directors of a listed company must be comprised of “independent directors” as defined therein.  Receipt of a letter of this nature is a required disclosure under Item 3.01 of Form 8-K.  In the Letter, Nasdaq indicated that the Company has 45 calendar days to submit a plan to regain compliance and that Nasdaq can grant an extension of up to 180 calendar days from the date of the Letter to procure evidence of compliance if such plan is accepted by Nasdaq.

The Company views this failure to comply with Nasdaq Listing Rule 5605 as an unintended consequence of the recent settlement of the Company’s recent proxy contest. The Company is in the process of preparing a plan of compliance in order to regain compliance with Nasdaq Rule 5605.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2016	COGENTIX MEDICAL, INC.

	By:	/s/ Brett Reynolds
	Name:	Brett Reynolds
	Title:	Senior Vice-President and Chief Financial Officer

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